Exhibit 4.22

REAFFIRMATION AGREEMENT
This REAFFIRMATION AGREEMENT, dated as of December 24, 2013 (this “Agreement”), is made by each Person listed on the signature pages hereto as a Reaffirming Party (each a “Reaffirming Party” and collectively the “Reaffirming Parties”) and acknowledged by the Collateral Agent on behalf of the Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Company and certain of its subsidiaries, as borrowers, the Lenders and Issuing Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (as amended by Amendment No. 1 thereto, dated as of August 14, 2013, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”);
WHEREAS, each Guarantor is party to the Amended and Restated Guaranty, dated as of March 11, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement Guaranty”), pursuant to which each Guarantor has guaranteed the Payment Obligations;
WHEREAS, the Company, as a grantor, and the Guarantors are parties to that certain Third Amended and Restated Pledge and Security Agreement, dated as of March 11, 2010 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”), to grant a security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in certain of their assets to secure the Secured Obligations under Revolving Credit Agreement (the Security Agreement and the Revolving Credit Agreement Guaranty, collectively, the “Reaffirmed Documents” and each a “Reaffirmed Document”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Revolving Credit Agreement will be amended pursuant to the Incremental Amendment, dated as of the date hereof (the “Incremental Amendment”), among the Company, the Lenders party thereto and the Administrative Agent; and
WHEREAS, a condition precedent to the lenders party thereto to enter into the Incremental Amendment is that the Company and the Guarantors shall have ratified and confirmed (i) their respective obligations under the Reaffirmed Documents in respect of the Secured Obligations under the Revolving Credit Agreement, (ii) the Liens granted in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of such Secured Obligations and (iii) the guaranties made in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of the Payment Obligations under the Revolving Credit Agreement.
NOW, THEREFORE, in consideration of the above premises, the Reaffirming Parties agree as follows:

Exhibit 4.22

Section 1.Reaffirmation of Loan Documents
Each Reaffirming Party hereby consents to the execution, delivery and performance of this Agreement, the Incremental Amendment and all of the other Loan Documents (if any) to be executed in connection therewith. Each Reaffirming Party hereby agrees that (i) each reference to the “Revolving Credit Agreement”, “Credit Agreement”, “Multi-Currency Credit Agreement” or similar term in the Reaffirmed Documents shall be deemed to be a reference to the Revolving Credit Agreement (as amended by the Incremental Amendment) and (ii) each reference to “Multi-Currency Commitment”, “Multi-Currency Commitments” or similar term in the Revolving Credit Agreement and the Reaffirmed Documents shall include the Incremental Commitments (as defined in the Incremental Amendment).
Section 2.    Reaffirmation of Obligations and Liabilities
Each Reaffirming Party hereby acknowledges and agrees that, after giving effect to the Facility Increase pursuant to the terms of the Incremental Amendment on the Facility Increase Date (as defined in the Incremental Amendment), all of its respective obligations under the Reaffirmed Documents and the other Loan Documents to which it is a party are reaffirmed, and remain in full force and effect on a continuous basis. Each Reaffirming Party acknowledges that the obligations and liabilities of the Company under the Revolving Credit Agreement (as amended by the Incremental Amendment) continue in full force and effect on a continuous basis, unpaid and undischarged, except as expressly provided in the Revolving Credit Agreement (as amended by the Incremental Amendment).
Section 3.    Reaffirmation of Liens and Guaranties
As of the Facility Increase Date, each Reaffirming Party reaffirms each Lien it granted to each Secured Party, and any Liens that were otherwise created or arose under each of the Reaffirmed Documents to which such Reaffirming Party is party and reaffirms the guaranties made in favor of each Secured Party under each of the Reaffirmed Documents to which such Reaffirming Party is party, which Liens and guaranties shall continue in full force and effect during the term of the Revolving Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof and shall continue to secure the Secured Obligations of the Company and the Guarantors under any Reaffirmed Document or other Loan Document, in each case, on and subject to the terms and conditions set forth in the Revolving Credit Agreement and the Reaffirmed Documents.
Section 4.    Representations and Warranties
This Agreement has been duly authorized, executed and delivered by each Reaffirming Party and each Reaffirmed Document constitutes a valid and binding agreement of each Reaffirmed Party, enforceable against such Reaffirmed Party in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) as limited by legal or equitable principles of reasonableness, good faith and fair dealing.
Section 5.    Miscellaneous
5.1    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile

Exhibit 4.22

transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.
5.2    This Agreement and all amendments herein shall be limited as written and shall not constitute a consent to any other amendment or waiver, whether or not similar and, except as expressly provided herein or in any other Reaffirmed Document, all terms and conditions of the Reaffirmed Documents remain in full force and effect unless otherwise specifically amended in this Agreement or any other Reaffirmed Document.
5.3    This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 6.    IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
[Signature Pages Follow]

Exhibit 4.22

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

REVLON CONSUMER PRODUCTS CORPORATION,
as the Company and a Reaffirming Party
By: /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy General
Counsel & Secretary
REVLON, INC.,
as a Guarantor and a Reaffirming Party
By: /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy General
Counsel & Secretary
ALMAY, INC.
CHARLES REVSON INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
PPI TWO CORPORATION
REVLON CONSUMER CORP.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON REAL ESTATE CORPORATION
RIROS CORPORATION
RIROS GROUP INC.
SINFULCOLORS INC.
BARI COSMETICS, LTD.,
as Guarantors and Reaffirming Parties
By: /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President & Secretary

.        [SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

Exhibit 4.22

ACKNOWLEDGED as of the date first written above:

CITICORP USA, INC.,
as Collateral Agent, on behalf of the Secured Parties

By:    /s/ Michael Smolow
Name:     Michael Smolow
Title:     Director

.        [SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]